UNITED STATES

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SCHEDULE 14A

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Below is an unofficial transcript of an interview conducted with Helios and Matheson Analytics Inc. (the “Company” or “HMNY”) and MoviePass Inc. (“MoviePass”) on August 15, 2017 on the Fox Business Channel show “Mornings with Maria,” hosted by Maria Bartiromo. Ms. Bartiromo interviewed Ted Farnsworth, Chief Executive Officer of HMNY, and Mitch Lowe, Chief Executive Officer of MoviePass regarding the proposed acquisition by HMNY of a majority ownership position in MoviePass (the “MoviePass Transaction”).

Maria Bartiromo

Movie lovers grab your popcorn. A new way to pay for films at the theater is here. Monthly subscription service MoviePass, allows you to watch one movie a day at your local cinema house for under $10 a month. Joining us right now is the CEO of MoviePass, co-founder of Netflix and former president of Redbox, Mitch Lowe, is with us. Along with Helios and Matheson Analytics chairman and CEO, Ted Farnsworth. Great to see you both. Thanks so much for joining us.

Mitch Lowe

Yeah, thank you.

Ted Farnsworth:

Thanks for having us.

Maria Bartiromo

Yeah. This is big news. I want to ask you first, Mitch, about what you're trying to do in terms of Movie Pass.

Mitch Lowe

Sure.

Maria Bartiromo

Tell us.

Mitch Lowe

Well, you know, people really do want to go to movies more often, the problem is, is that the price and risk of seeing a bad movie is high. So, people tend to wait until it comes out on video or streaming services. So, what we want to do is make it easy to go back to the movies every day as much as we can.

Maria Bartiromo

I like it.

Mitch Lowe

And enjoy it.

Maria Bartiromo

I like it. So, Ted, Helios and Matheson Analytics bought a majority stake in MoviePass. What makes the service different compared to other subscription service? Why were you so hot on MoviePass?

Ted Farnsworth

I think-- Well, first of all, I think it’s going to be big. Anytime you can go to the movies unlimited like that for $9.95 a month and have the experience in the theater, I think its big news and with Mitch’s vision with what he did at Netflix as well as Redbox, the management team to us was building shareholder value was a perfect fit for us.

Maria Bartiromo

What theaters are participating, Mitch?

Mitch Lowe

Just about everyone, over 90% of the theaters, AMC, Regals, Cinemark, your local cinema.

Maria Bartiromo

And can you see any movie you want? I mean what kind of movies are in this plan?

Mitch Lowe

Yeah. Just about every movie. The exception is 3D and IMAX.

Maria Bartiromo

You know--

Mitch Lowe

But eventually we’ll come out with a plan for them too.

Maria Bartiromo

It’s pretty incredible what’s gone on in the movie business.

Mitch Lowe

Yeah.

Maria Bartiromo

I want to get both of your takes on this. Obviously, Netflix has been an incredible success story, Mitch. TV viewing is trending toward streaming services. You’ve got now Hulu, obviously, Netflix, what’s your reaction to what is taking place at Netflix?

Mitch Lowe

Well the, you know, it’s been a company that’s been driven by focus on doing one thing and one thing better than anybody else and that’s coming up with content that people really want to see and creating a way to see it in the way you want to see. So, binge watching actually had been around for many years but the focus on making that a way to watch film, to watch how characters develop and kind of take you through a whole story. That was a big, big change in the way people thought about entertainment and it’s just one of many things. The simple things like being able-- having the next episode automatically play, that was new.

Maria Bartiromo

Right.

Mitch Lowe

Those little things are just amazing. And that’s kind of what we’ve learned and we brought-- I brought to Redbox and MoviePass.

Maria Bartiromo

Ted, how do you see it?

Ted Farnsworth

Oh, I love it. I think it’s exciting. Especially, from the technology side. You know, I always tell Mitch it’s like we’re doing social re-engineering work, taking people back to the theater. So, it’s going to be interesting of how it affects us and actually, a lot of people don’t know, but 75% of MoviePass subscribers now, over 75% are millennials. So, that’s hug--

Maria Bartiromo:

Wow.

Ted Farnsworth

--because the theaters are losing millennials so now they’re coming back and we’re part of that, MoviePass. So, that’s what we saw is the really exciting part of what they were building at MoviePass.

Maria Bartiromo

And the big companies are worried about Netflix, obviously, what did you think of Disney’s plan to create its own streaming platform and not give their content on Netflix anymore?

Mitch Lowe

Well, you know, Disney is one of the few companies that could do that.

Maria Bartiromo

Yeah, that’s true.

Mitch Lowe

They are the one of the few with a real brand where people, you know, recognize Disney as special content. So, its, you know, just it’s one more challenge for Netflix to fight against, like Amazon, like, you know, others before that.

Maria Bartiromo

Yeah, meanwhile, you know, Netflix comes out, says, “Look, we’re going to spend $16 billion on new content.”

Mitch Lowe

Right. Right

Maria Bartiromo

That’s a big number. They’re writing big checks right now.

Mitch Lowe

Yeah.

Maria Bartiromo

They’re really going head to head competing with these big guys.

Mitch Lowe

Yeah. Then from the studio’s perspective its unfair competition because Netflix can afford to pay a lot more for great content but, you know, as they expand internationally they’re also now bringing international content back to the US for the markets here. So, it’s really quite fascinating and, in fact, you know, when we started Netflix when we had the all you can eat, we never realized the big byproduct was people started watching films they never would’ve rented from Blockbuster because there was not incremental cost of watching documentaries and foreign films and smaller films and that’s what we’re seeing at MoviePass. People are doubling the amount of films they go to once they become a subscriber and almost all of that is our films that are below $20 million in the box office.

Maria Bartiromo

Wow. So, then you make a really important point. You’re able, you have a new selection of films and you’ll probably watch something that you would not have gotten at the Blockbuster down the street.

Mitch Lowe

Exactly and people start experimenting and they-- it really supports the creative community because they’re going to the small films that can’t afford the marketing budgets.

Maria Bartiromo

How do you think TV looks different and movies look different in the next five years? What about you, Ted?

Ted Farnsworth

Oh, I think movies, bringing people back to the theater for a social experience when you look at the theaters now that have the fine dining and the different things and the big movie houses out there, I think that theaters are realizing they got to change their whole way that they approach the market of bringing people back. So, it is a social experience back there.

Maria Bartiromo

Isn’t that one of the issues the theaters, they’re a mess.

Mitch Lowe

Well, they’ve got, you know, over last five years they’ve really cleaned up their act.

Maria Bartiromo

They have cleaned it.

Mitch Lowe

Yeah. There’s the sticky floors have gone away.

Maria Bartiromo

[Indiscernible] [00:05:29].

Mitch Lowe

You know, there’s beautiful screens and sound but what’s really-- what I find fascinating is how can you bring television product to theaters? How can you create a day at the movies like it was in the 20s and 30s and 40s where you’d go to the movie and see a serial, you’d see a comedy, you’d see a short and then you’d see the movie. And what we want to do is kind of bring television experiences with short form content into the theaters.

Maria Bartiromo

And when you say short form content, is that the future? Short form content mostly?

Mitch Lowe

I think our attention spans are getting shorter or shorter.

Maria Bartiromo

Yeah.

Mitch Lowe

And so we kind of consume things in smaller segments.

Ted Farnsworth

[Indiscernible] [00:06:09] going back to Mitch’s vision and drive in MoviePass, I think you're going to see a lot of changes, even how they affect the theater of going back to it. Especially, with the technology and what we’re able to do to really engaged the MoviePass fans, you know, of being able to really help them and guide them along the way and get them into the theaters.

Maria Bartiromo

Well, you wonder really what Netflix is going to do to all these guys. I mean I wonder-- do you think others will follow Disney’s lead or Disney sort of in a class by itself?

Mitch Lowe

I think Disney’s in a class by itself. You know, its-- I can’t think of anybody in that same class.

Maria Bartiromo

Alright. We will leave it there. Love the subscription.

Mitch Lowe

Okay. Thank you.

Maria Bartiromo

The theater subscription, great idea.

Mitch Lowe

Great, thank you.

Maria Bartiromo

Good to see you both. Thank you so much.

Ted Farnsworth

Thank you so much.

Mitch Lowe

Yep, thank you.

Maria Bartiromo

Ted, thank you so much. Mitch, we--

Below is an unofficial transcript of an interview conducted with MoviePass on August 15, 2017 on the CNN show “CNN Money”. Maggie Lake interviewed Mitch Lowe, Chief Executive Officer of MoviePass regarding the MoviePass Transaction.

Maggie Lake:        Okay. The man who helped change the way we watch film and TV at home is trying to change the way we go to the movie theater. Yes, remember those people. The co-founder of Netflix, Mitch Lowe, is now the CEO of the startup MoviePass, which has a new offer for everyone who loves the big screen. Mitch, thanks so much for coming in to talk to us about.

Mitch Lowe:          Thank you.

Maggie Lake:        And you know that this is a hard sell. I mean if I look at myself and my family we go to the movies less and that has been the trend. How can you up end that?

Mitch Lowe:          Yeah. Well, you know, that has been a trend over the last 20 years. The biggest issue is that prices have doubled over the last 20 years of going to the movie theater. Plus, at the same time there’s all these great other options like Netflix, like Amazon, like Hulu, with all these different pricing models. The theaters are really where people want to go. They want to see those-- they want to laugh with other people around them. They want to be scared with other people around them. It’s kind of like hallow sometimes when you're sitting by yourself looking at your phone and trying to laugh or be afraid. So, people really do want to go back.

Maggie Lake:        And in terms of getting them back there though and what you're proposing, what is revolutionary about it? How will it up end the whole market?

Mitch Lowe:          You know, many people have grown with Netflix. This whole idea of a subscription for entertainment, it’s kind of like people don’t like having to make those big decisions for big ticket items, like is this movie worth it. And so, with a subscription, you could go to a movie and if you don’t like it you walk out. You don’t feel like you’ve wasted money. And what’s interesting is, what our customers are doing, they’re seeing movies they never would have seen before. They’re actually doubling the amount of time they go to the movies and most of the movies they’re seeing are below $20 million box office titles.

Maggie Lake:        So, in terms of this being a good deal for the consumer, how do the financials stack for the movie producers, the movie screens, the cinemas, all that?

Mitch Lowe:          Well, the-- it’s a real great thing for them. People go twice as often after they become a subscriber. So, they go from 10 movies a year to 20 movies a year and so on. When they go to the theater because they feel like they have more cash in their pocket, the spend 123% more on concessions and for the theaters that’s an 80% to 85% profit margin.

Maggie Lake:        Huge profit margin.

Mitch Lowe:          Huge. And for the studios, we pay the full price. We take all the risk that someone’s going to go to a lot of movies. What are goal is over time, get more people into the theaters and have-- and share that upside with the studios and theaters.

Maggie Lake:        Okay. There is a lot skepticism as to whether or not you made it work. We will have you back to talk about if it worked.

Mitch Lowe:          Okay.

Maggie Lake:        I do want to move quickly over to a Netflix and the fact that you are a co-founder and what you saw over there right now.

Mitch Lowe:          Sure. Yeah.

Maggie Lake:        A lot of talk about in general whether its Netflix or Amazon or anyone else, how can they keep this up in terms of their spending on content especially when the big studios are still producing the kind of content that a lot of people want to see?

Mitch Lowe:          Yeah. Well, you know, the-- there’s no one smarter than Ted Sarandos on the content side. And there’s no data set about what people want bigger and better than Netflix. And so, they have a big leg up on understanding what kind of content people want and Ted and his team know where to get it.

Maggie Lake:        And yet the numbers are astronomical and this is where it dove tails with what you're offering. People are starting to say, “For any of these streaming services to survive, they’re going to have to charge a lot more per month.”

Mitch Lowe:          Yeah. Yeah. We think so too. There’s going to be a lot of upward pressure. They, you know, the real-- believe it or not the profit for Netflix is still in their movies by mail service. That’s where they’re making the profit.

Maggie Lake:        Interesting. Okay. We’ll continue to catch up on that. Before I let you go, we just have to have a nod to the political situation here and how CEOs have been getting involved in this. For you, do you believe as a business leader that its always appropriate to have to stand up? Because, you know, as I was saying a lot of business leaders are averse to getting involved in politics at all. At what point do you say to yourself, “No, I have to get involved now.”?

Mitch Lowe:          Well, I think all the time. I think when you are building a company, what you're really doing is you're building a culture of people. And so, whatever that culture is, you have to always be representing it. People understand when leaders aren’t in-- aren’t true to their values, they’re trying to be neutral. So, I think you always have to live up to whatever you really believe in and if people don’t like, you know, then that’s-- you know, you shouldn’t ever force people to believe like you but you should always represent what you believe is right.

Maggie Lake:        Okay. Mitch, thanks so much.

Mitch Lowe:          Thank you.

Maggie Lake:        And again, we’ll keep track of what MoviePass is doing and catch up with you again.

Mitch Lowe:          Okay. Thank you.

Maggie Lake:        Thanks, appreciate it.

Mitch Lowe:          Thank you.

Cautionary Statement on Forward-looking Information

Certain statements in this filing contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended (collectively, “forward-looking statements”), that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this communication are forward-looking statements, including statements regarding the expected completion of the MoviePass Transaction and the time frame in which the completion of such transaction will occur. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, conditions to the closing may not be satisfied, the occurrence of any event, change or other circumstances that could give rise to the termination of the MoviePass Transaction, and general economic conditions.

Such forward-looking statements are based on a number of assumptions. Although management of HMNY believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on HMNY’s current expectations and HMNY does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

Important Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This document relates to the MoviePass Transaction, which will become the subject of a proxy statement to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by HMNY, and may be deemed to be solicitation material in respect of the MoviePass Transaction. This document is not a substitute for the proxy statement that HMNY will file with the SEC or any other documents that HMNY may file with the SEC or send to stockholders in connection with the MoviePass Transaction. Before making any voting decision, investors and security holders are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the MoviePass Transaction as they become available because they will contain important information about the proposed transaction and related matters. Investors and security holders will be able to obtain free copies of the proxy statements and all other relevant documents filed or that will be filed with the SEC by HMNY through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement, once it is filed, from HMNY by accessing HMNY’s website at www.hmny.com or upon written request to: Helios and Matheson Analytics Inc., Attn: Secretary, Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, (212) 979-8228.

Participants in the Solicitation

HMNY, MoviePass and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from HMNY’s stockholders in connection with the MoviePass Transaction. Information regarding HMNY’S directors and executive officers is contained in its annual report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on April 14, 2017. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing HMNY’S website at www.hmny.com. Additional information regarding the interests of those persons and other persons who may be deemed participants in the MoviePass Transaction may be obtained by reading the proxy statement regarding the MoviePass Transaction when it becomes available. You may obtain free copies of this document as described in the preceding paragraph..